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                                                                      Exhibit 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our report dated May 15, 1998 on our audit of the financial statement of Warburg, Pincus International Small Company Fund, Inc. in the Statement of Additional Information with respect to Pre-Effective Amendment No. 1 to the Registration Statement (No. 333-49537) on Form N-1A under the Securities Act of 1933 of Warburg, Pincus International Small Company Fund, Inc. We also consent to the references to our Firm under the heading "General Information" in the Prospectus and "Independent Accountants and Counsel" in the Statement of Additional Information.




/s/ Coopers & Lybrand L.L.P.
----------------------------
Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
May 20, 1998